Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of Live Oak Bancshares, Inc. and the several undersigned Officers and Directors thereof whose signatures appear below, hereby makes, constitutes and appoints James S. Mahan III and S. Brett Caines, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned Officer’s and Director’s capacity or capacities as shown below, (a) a Registration Statement of Live Oak Bancshares, Inc. on Form S-3 and any and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the “Registration Statement”), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement under such securities laws, regulations or requirements as may be applicable; and each of Live Oak Bancshares, Inc. and said Officers and Directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as Live Oak Bancshares, Inc. might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of Live Oak Bancshares, Inc. and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his or her signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

IN WITNESS WHEREOF, Live Oak Bancshares, Inc. has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his hand as of the date indicated below.

[Signatures on following page]

LIVE OAK BANCSHARES, INC. (Registrant)

By:	/s/ James S. Mahan III
James S. Mahan III
Chairman and Chief Executive Officer

Dated: July 12, 2017

SIGNATURE	CAPACITY

/s/ James S. Mahan III James S. Mahan III	Chairman and Chief Executive Officer (principal executive officer)

/s/ S. Brett Caines S. Brett Caines	Chief Financial Officer (principal financial officer)

/s/ J. Wesley Sutherland J. Wesley Sutherland	Chief Accounting Officer (principal accounting officer)

/s/ William L. Williams III William L. Williams III	Vice Chairman of the Board of Directors

/s/ William H. Cameron William H. Cameron	Director

/s/ Diane B. Glossman Diane B. Glossman	Director

/s/ Glen F. Hoffsis Glen F. Hoffsis	Director

/s/ Howard K. Landis Howard K. Landis	Director

/s/ David G. Lucht David G. Lucht	Director

/s/ Miltom E. Petty Miltom E. Petty	Director

/s/ Jerald L. Pullins Jerald L. Pullins	Director

/s/ Neil L. Underwood Neil L. Underwood	Director

[Signature Page to Power of Attorney]